Exhibit 99.1

News Release

STREAMLINE HEALTH® REPORTS FOURTH QUARTER FISCAL YEAR 2013 REVENUES OF $6.5 MILLION

Total FY 2013 Revenues Were $28.5 Million; Sales Backlog $56.6 Million

Atlanta, GA — June 13, 2014 — Streamline Health Solutions, Inc. (NASDAQ: STRM), a leading provider of transformational data-driven solutions to help healthcare providers reduce exposure to risk, enhance clinical, financial, and operational performance, and improve patient care, today announced financial results for the fourth quarter and fiscal year 2013, which ended January 31, 2014.

Revenues for the three-month period ended January 31, 2014, declined approximately 3% to $6.5 million versus $6.7 million in the comparable period of fiscal 2012.

“We apologize for the delay in filing our Form 10-K. The combination of switching to a Big Four auditor along with reaching certain milestones requiring our first audit of internal controls over financial reporting pursuant to the Sarbanes-Oxley Act created the environment where a delay was likely.  We believe that this process will turn out to be very beneficial to our company in the long term, however, as we look to make improvements in our financial staff and the technology infrastructure that supports them,” stated Robert E. Watson, President and CEO, Streamline Health Solutions, Inc.

“Regarding our fourth quarter financial performance, revenues were essentially flat despite the expected attrition from a few clients who announced in 2010 that they would not renew their contracts.  The extended implementation timelines discussed throughout the year and the attendant revenue recognition delays we faced, primarily based on client shortages of information technology personnel, began to abate in the first quarter of this year. In fact, year to date in fiscal 2014 we have successfully completed five go lives.

For the year, revenue increased 20% over fiscal year 2012, and SaaS-based revenue increased 4.5%.  We ended fiscal year 2013 with our sales backlog up 11% to $56.6 million.  Adjusted EBITDA for the year decreased 73% over 2012, primarily due to investments in our clinical analytics platform and our professional services teams.  Net loss for the year increased 118% over 2012.

Looking ahead, we are pleased with the progress we are making with the integration of the Unibased Systems Architecture acquisition, made in early February, which we expect to be accretive this year.  It has made a healthy contribution to our sales pipeline through the first four months of 2014,” continued Watson.

Highlights for the quarter and the fiscal year ended January 31, 2014 included:

•                  Revenue for the fourth quarter and fiscal year end 2013 was $6.5 million and $28.5 million, respectively, a decrease of 3% and an increase of 20% over comparable periods in 2012;

•                  Adjusted EBITDA for the fourth quarter and the fiscal year 2013 was ($2.2) million, driven in part by increased investment in implementation consultants and client services personnel designed to accelerate go lives dates, and $1.8 million for the fiscal year, respectively, decreases of 230% and 73% over comparable periods in 2012;

•                  Recorded net loss of $1.9 million for the three-month period ended January 31, 2014;

•                  Recorded net loss of $11.7 million for the fiscal year ended January 31, 2014 of which $4.8 million was attributable to the final IPP acquisition earn out adjustments, and non-recurring costs associated with inorganic activity;

•                  Software-as-a-Service (SaaS) revenues for fiscal year 2013 increased 4.5% over 2012;

•                  Maintenance and support revenues for the quarter and the year increased $48 thousand and $2.8 million, respectively, over comparable periods of 2012;

•                  New sales bookings and long-term renewal agreements for the year were $27.3 million and for the quarter were $6.6 million;

•                  Backlog at the end of the quarter was $56.6 million.

Conference Call Information

The Company will conduct a conference call to review the results on Monday, June 16, 2014 at 8:30 AM EDT. Interested parties can access the call by dialing 888-438-5519 and then entering the passcode 1362559. A live webcast will also be available; click here to register.

A replay of the conference call will be available Monday, June 16, 2014 at 11:30 AM EDT to Saturday June 21, 2014 at 11:30 AM EDT by dialing 888-203-1112 and entering passcode 1362559.

*Non-GAAP Financial Measures

Streamline Health reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). Streamline Health’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline Health’s management believes that this measure provides useful supplemental information regarding the performance of Streamline Health’s business operations.

Streamline Health defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, significant non-recurring operating expenses, and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, and professional and advisory fees . A table illustrating this measure is included in this press release.

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a healthcare industry leader in capturing, aggregating, and translating enterprise data into knowledge — actionable insights that reduce exposure to risk, enhance operational performance, and improve patient care. Through our Looking Glass™ Platform we provide clients with meaningful, intelligent SaaS-based solutions from patient engagement to reimbursement. We share a common calling and commitment to advance the quality of life and the quality of healthcare — for society, our industry, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the integration and financial performance of our Unibased Systems Architecture acquisition, backlog, improvements to the Company’s financial reporting process and related expectations and assumptions.  These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development, key strategic alliances with vendors that resell the Company’s solutions, the ability of the Company to control costs, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact:

Randy Salisbury

SVP, Chief Marketing Officer

(404)-229-4242

randy.salisbury@streamlinehealth.net

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended
	2014	2013	2013	2012
Revenues:
Systems sales	$333,723	$743,730	$3,239,569	$1,463,225
Professional services	716,178	638,897	3,641,731	3,792,569
Maintenance and support	3,461,971	3,413,934	13,986,566	11,211,197
Software as a service	2,004,600	1,941,692	7,626,837	7,299,812
Total revenues	6,516,472	6,738,253	28,494,703	23,766,803

Operating expenses:
Cost of systems sales	830,587	810,469	3,142,525	2,747,230
Cost of services	948,677	1,177,045	4,052,113	3,087,997
Cost of maintenance and support	940,549	895,824	3,460,500	3,245,569
Cost of software as a service	909,967	662,194	2,523,184	2,512,156
Selling, general and administrative	4,228,140	3,259,675	14,546,335	10,060,469
Research and development	3,460,743	1,114,448	7,088,077	2,948,313
Total operating expenses	11,318,663	7,919,656	34,812,734	24,601,734
Operating loss	(4,802,191)	(1,181,403)	(6,318,031)	(834,931)
Other expense (income):
Interest expense	(31,049)	(567,849)	(1,765,813)	(1,957,010)
Loss on conversion of convertible notes	—	(5,913,320)	—	(5,970,002)
Loss on early extinguishment of debt	(160,713)	—	(160,713)	—
Miscellaneous income (expenses)	2,787,828	487,190	(3,573,091)	494,677
Loss before income taxes	(2,206,125)	(7,175,382)	(11,817,648)	(8,267,266)
Income tax benefit (expense)	259,403	(631,342)	100,459	2,888,537
Net loss	(1,946,722)	$(7,806,724)	$(11,717,190)	$(5,378,729)
Less: deemed dividends on Series A Preferred Shares	(449,595)	(36,915)	(1,180,904)	(176,048)
Net loss attributable to common shareholders	$(2,396,317)	$(7,843,639)	$(12,898,094)	$(5,554,777)
Basic net loss per common share	$(0.14)	$(0.63)	$(0.94)	$(0.48)
Number of shares used in basic per common share computation	16,337,000	12,492,611	13,747,700	11,634,540
Diluted net loss per common share	$(0.14)	$(0.63)	$(0.94)	$(0.48)
Number of shares used in diluted per common share computation	16,337,000	12,492,611	13,747,700	11,634,540

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

Assets

	January 31, 2014	January 31, 2013

Current assets:
Cash and cash equivalents	$17,924,886	$7,500,256
Accounts receivable, net of allowance for doubtful accounts of $267,000 and $134,000, respectively	7,999,571	8,685,017
Contract receivables	1,181,606	1,481,819
Prepaid hardware and third party software for future delivery	25,640	22,777
Prepaid client maintenance contracts	909,464	1,080,330
Other prepaid assets	1,407,515	997,024
Deferred tax assets	95,498	—
Other current assets	144,049	110,555
Total current assets	29,688,229	19,877,778

Non-current assets:
Property and equipment:
Computer equipment	3,769,564	3,420,452
Computer software	2,239,654	2,196,236
Office furniture, fixtures and equipment	889,080	843,274
Leasehold improvements	697,570	697,570
	7,595,868	7,157,532
Accumulated depreciation and amortization	(6,676,824)	(5,958,727)
Property and equipment, net	919,044	1,198,805

Contract receivables, less current portion	78,395	126,626
Capitalized software development costs, net of accumulated amortization of $7,949,000 and $17,465,000, respectively	10,238,357	12,816,486
Intangible assets, net	12,175,634	8,188,131
Deferred financing costs, net of accumulated amortization of $1,741 and $196,947, respectively	44,898	541,740
Goodwill	11,933,683	12,133,304
Other	500,634	383,708
Total non-current assets	35,890,645	35,388,800
	$65,578,874	$55,266,578

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

Liabilities and Stockholders’ Equity

	January 31, 2014	January 31, 2013

Current liabilities:
Accounts payable	$1,796,418	$1,495,913
Accrued compensation	1,782,599	2,088,850
Accrued other expenses	554,876	1,325,039
Current portion of long-term debt	1,214,280	1,250,000
Deferred revenues	9,658,232	9,810,442
Contingent consideration for earn-out	—	1,319,559
Current portion of note payable	300,000	—
Current portion of capital lease obligation	105,573	—
Deferred income tax liabilities	—	35,619
Total current liabilities	15,411,978	17,325,422

Non-current liabilities:
Term loans	6,971,767	12,437,501
Warrants liability	4,117,725	3,649,349
Royalty liability	2,264,000	—
Swap contract	111,086	—
Note payable	600,000	—
Lease incentive liability, less current portion	74,434	99,579
Capital lease obligation	121,089	—
Deferred income tax liability, less current portion	816,079	529,709
Total non-current liabilities	15,076,180	16,716,138
Total liabilities	30,488,158	34,041,560

Series A 0% Convertible Redeemable Preferred stock, $.01 par value per share, $8,849,985 and $11,999,985 redemption value, 4,000,000 shares authorized, 2,949,995 and 3,999,995 issued and outstanding, net of unamortized preferred stock discount of $3,250,317 and $4,234,269, respectively	5,599,668	7,765,716

Stockholders’ equity:
Common stock, $.01 par value per share, 25,000,000 shares authorized, 18,175,787 and 12,643,620 shares issued and outstanding, respectively	181,758	126,436
Convertible redeemable preferred stock, $.01 par value per share, 1,000,000 shares authorized, no shares issued	—	—
Additional paid in capital	76,983,088	49,178,389
Accumulated deficit	(47,562,712)	(35,845,523)
Accumulated other comprehensive loss	(111,086)	—
Total stockholders’ equity	29,491,048	13,459,302
	$65,578,874	$55,266,578

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Fiscal Year
	2013	2012
Operating activities:
Net loss	$(11,717,190)	$(5,378,729)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	718,097	726,406
Amortization of capitalized software development costs	3,192,157	2,659,365
Amortization of intangible assets	1,341,734	583,535
Amortization of other deferred costs	385,461	241,478
Amortization of debt discount	4,327	111,583
Valuation adjustment for warrants liability	(140,928)	(489,434)
Deferred tax expense (benefit)	155,253	(2,935,522)
Valuation adjustment for contingent earn-out	3,580,441	86,839
Other valuation adjustments	(95,368)	—
Net loss from conversion of convertible notes	—	5,970,002
Loss from early extinguishment of debt	160,713	—
Share-based compensation expense	1,660,598	956,144
Provision for accounts receivable	330,907	67,464
Changes in assets and liabilities, net of assets acquired:
Accounts and contract receivables	827,435	(2,923,242)
Other assets	(439,477)	(1,129,255)
Accounts payable	275,360	526,149
Accrued expenses	125,402	992,285
Deferred revenues	(152,210)	(180,200)
Net cash provided by (used in) operating activities	212,712	(115,132)

Investing activities:
Purchases of property and equipment	(152,283)	(576,736)
Capitalization of software development costs	(614,028)	(1,999,676)
Payment for acquisition	(3,000,000)	(12,161,614)
Net cash used in investing activities	(3,766,311)	(14,738,026)

Financing activities:
Proceeds from term loan	4,958,333	9,880,000
Principal repayments on term loans	(10,348,214)	(312,500)
Principal payments on capital lease obligation	(34,391)	—
Payment of deferred financing costs	(115,900)	(1,271,862)
Proceeds from private placement	—	12,000,000
Proceeds from exercise of stock options and stock purchase plan	1,356,060	282,628
Settlement of earn-out consideration	(1,300,000)	—
Proceeds from the sale of common stock	20,586,619	—
Payment of success fee	(1,124,279)	(467,906)
Net cash provided by financing activities	13,978,228	20,110,360
Increase in cash and cash equivalents	10,424,630	5,257,202
Cash and cash equivalents at beginning of year	7,500,256	2,243,054
Cash and cash equivalents at end of year	$17,924,886	$7,500,256
Supplemental cash flow disclosures:
Interest Paid	$2,422,997	$1,626,750
Income taxes paid	$375,688	$84,990
Supplemental disclosure of non-cash financing activities:
Conversion of $3,000,000 note payable to common shares	$—	$3,116,182
Conversion of 1,050,000 shares of Series A Preferred Stock to common shares	$3,150,000	$—
Issuance of 393,086 shares of common stock, as part of Meta purchase price	$—	$1,501,609
Issuance of 400,000 shares of common stock, as part of settlement of earn-out consideration	$2,700,000	$—
Issuance of $900,000 note payable as part of settlement of earn-out consideration	$900,000	$—
Deemed dividends on Series A Preferred Stock	$1,180,904	$176,048
Issuance of warrants to placement agents	$—	$753,737
Reclassification of warrants from equity to warrants liability	$—	$4,138,783
Conversion of notes issued in conjunction with the private placement to Series A Preferred Stock, at fair value	$—	$9,182,652
Interest rate swap contract	$111,086	$—

STREAMLINE HEALTH SOLUTIONS, INC.

Backlog

(Unaudited)

Table A

	January 31, 2014	October 31, 2013	January 31, 2013
Streamline Health Software Licenses	$2,230,000	$2,529,000	$3,416,000
Hardware and Third Party Software	79,000	20,000	100,000
Professional Services	7,255,000	7,141,000	4,527,000
Software as a Service	25,936,000	17,087,000	20,439,000
Maintenance and Support	21,073,000	28,234,000	22,504,000
Total	$56,573,000	$55,011,000	$50,986,000

STREAMLINE HEALTH SOLUTIONS, INC.

New Bookings

(Unaudited)

Table B

	Three Months Ended January 31, 2014
	Value	% of Total Bookings
Streamline Health Software licenses	$—	0%
Software as a service	3,410,000	65%
Maintenance and support	294,000	6%
Professional services	1,488,000	28%
Hardware & third party software	81,000	2%
Total bookings	$5,273,000	100%

	Fiscal Year Ended January 31, 2014
	Value	% of Total Bookings
Streamline Health Software licenses	$2,065,000	0%
Software as a service	7,586,000	28%
Maintenance and support	6,720,000	64%
Professional services	4,894,000	7%
Hardware & third party software	159,000	0%
Total bookings	$21,424,000	100%

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Table C

This press release contains a non-GAAP financial measure under the rules of the U.S. Securities and Exchange Commission for adjusted EBITDA. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget. Non-GAAP financial measures are used by Streamline Health’s management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the Company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the Company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. The Company’s management compensates for these limitations by considering the Company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release. Streamline Health defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, significant non-recurring operating expenses, and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, professional and advisory fees, and internal direct costs incurred to complete transactions.

Reconciliation of net earnings (loss) to non-GAAP adjusted EBITDA (in thousands)

	Three Months Ended,		Twelve Months Ended,
Adjusted EBITDA Reconciliation	January 31, 2014	January 31, 2013	January 31, 2014	January 31, 2013
Net loss	$(1,947)	$(7,807)	$(11,717)	$(5,379)
Interest expense	31	568	1,766	1,957
Income tax expense (benefit)	(259)	632	(100)	(2,888)
Depreciation	228	179	718	726
Amortization of capitalized software development costs	1,105	728	3,192	2,659
Amortization of intangible assets	398	314	1,342	584
Amortization of other costs	24	35	74	35
EBITDA	(419)	(5,351)	(4,725)	(2,306)
Share-based compensation expense	457	312	1,661	956
Loss on conversion of convertible notes	—	5,913	—	5,970
Loss on early extinguishment of debt	161	—	161	—
Transaction related professional fees, advisory fees and other internal direct costs	405	—	769	796
Associate severances and other costs relating to transactions or corporate restructuring	33	588	415	866
Other non-recurring operating expenses	(2,787)	191	3,489	278
Adjusted EBITDA	$(2,150)	$1,653	1,770	$6,560
Adjusted EBITDA per diluted share
Loss per share - diluted	$(0.14)	$(0.63)	$(0.94)	$(0.48)
Adjusted EBITDA per adjusted diluted share (1)	$(0.11)	$0.09	$0.10	$0.46
Diluted weighted average shares	16,336,668	12,492,611	13,747,700	11,634,540
Includable incremental shares — adjusted EBITDA (2)	4,059,747	5,090,421	4,863,140	494,109
Adjusted diluted shares	20,396,415	17,583,032	18,610,840	12,128,649

(1)            Adjusted EBITDA per adjusted diluted share for the Company’s common stock is computed using the more dilutive of the two-class method or the if-converted method.

(2)            The number of incremental shares that would be dilutive under profit assumption, only applicable under a GAAP net loss. If GAAP profit is earned in the current period, no additional incremental shares are assumed.